UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive License and Collaboration Agreement with Janssen Pharmaceuticals, Inc.

On March 31, 2021, Cidara Therapeutics, Inc. (“Company”) and Janssen Pharmaceuticals, Inc. (“Janssen”) entered into an exclusive license and collaboration agreement (the “Collaboration Agreement”) to develop and commercialize one or more Antiviral Conjugates, or AVCs, based on the Company’s Cloudbreak® antiviral platform, for the prevention and treatment of influenza, including the Company’s influenza AVC development candidates CD388 and CD377 (“Products”).

Condition to Effectiveness. The effectiveness of the Collaboration Agreement, including the effectiveness of the terms and conditions described below, is subject to the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If the Collaboration Agreement has not become effective within 180 days after the date of its execution by the parties, then either party may terminate the Collaboration Agreement upon written notice to the other party.

Collaboration. The Company and Janssen will collaborate in the research, preclinical development and early clinical development of CD388 or another mutually-agreed influenza AVC development candidate (in each case, the “Development Candidate”) under a mutually-agreed research and development plan (“Research Plan”) with the objective of advancing such Development Candidate through the completion of mutually-agreed Phase 1 clinical trials and the first Phase 2 clinical trial (the “Phase 2 Study”). Unless otherwise agreed by the parties, the Company will be responsible for performing, or having performed, all IND-enabling studies and clinical trials under the Research Plan, and the Company will be the IND holder for the Research Plan clinical trials. Both parties will be responsible for conducting certain specified chemistry, manufacturing and controls development activities under the Research Plan. Janssen will be solely responsible, and reimburse the Company, for internal FTE and out-of-pocket costs incurred by the Company in performing Research Plan activities in accordance with a mutually-agreed budget. In addition, upon the effectiveness of the Collaboration Agreement, Janssen will also reimburse the Company for certain costs incurred by the Company in independently performing certain research and development activities from the execution of the Collaboration Agreement until its effectiveness.

Within 90 days after delivery by the Company to Janssen of results of the Phase 2 Study and all then-available data from other clinical trials of the Development Candidate conducted under the Research Plan (the “Election Period”), Janssen will be obligated to notify the Company of Janssen’s election to proceed with further clinical development of Products (such notice, an “Election to Proceed Notice”). If Janssen fails to deliver an Election to Proceed Notice prior to expiration of the Election Period, the Company will have the right to terminate the Collaboration Agreement upon written notice to Janssen. If Janssen provides an Election to Proceed Notice prior to expiration of the Election Period, then the parties will continue any then-ongoing Research Plan activities to completion, and Janssen will otherwise be solely responsible for the development, manufacture and commercialization of Products, at Janssen’s sole expense.

Licenses. Upon the effectiveness of the Collaboration Agreement, the Company will grant Janssen an exclusive, worldwide, royalty-bearing license to develop, register and commercialize Products, subject to the Company’s retained right to conduct Research Plan activities as described above. In addition, the Company will grant Janssen an exclusive right of first negotiation until December 31, 2021, to negotiate and enter into a separate definitive agreement pursuant to which the parties would collaborate in the research and development of AVCs for the treatment or prevention of respiratory syncytial virus.

Non-Compete Covenant. The Company will covenant that, except for the performance of Research Plan activities, from the effectiveness of the Collaboration Agreement until the fifth anniversary of the completion of all Research Plan activities and the Company’s delivery to Janssen of all Research Plan deliverables, the Company and its affiliates will not directly or indirectly (including through any third-party contractor or through or in collaboration with any third-party licensee) develop, file any IND or application for marketing approval for, or commercialize any AVC that binds influenza or influenza viral proteins at therapeutic levels, except that the Company has the right to conduct limited internal research of such AVCs for the purposes of generating data to support patent filings and improving and further developing the Company’s AVC technology more broadly. The Company’s non-compete covenant described above will not apply to any AVC that demonstrates high specificity for a virus other than the influenza virus and does not possess significant activity against the influenza virus.

Financial Terms. Upon the effectiveness of the Collaboration Agreement, Janssen will be obligated to pay the Company an upfront payment of $27 million. The Company will be entitled to reimbursement by Janssen of up to $58 million in research and development costs incurred in conducting Research Plan activities. The Company will also be entitled to receive up to an additional $695 million in development, regulatory and commercial milestone payments, as well as royalties on tiers of annual net sales of Products at rates from the mid-single digits to the high-single digits.

Co-Detailing Option. Janssen will grant the Company the option, exercisable as set forth below, to co-detail with Janssen in the U.S. the first Product to receive U.S. marketing approval. Janssen will provide the top-line results for the first pivotal clinical trial of a Product to the Company, and the Company will have 45 days after it receives such results in which to request a data package for such Product, and an additional three months from receipt of such data package to exercise the co-detailing option. If the Company exercises the co-detailing option, the parties will negotiate in good faith a co-detailing agreement on specified terms, including compensation to be paid by Janssen to the Company for its Product detailing efforts.

Termination. In addition to the Company’s right to terminate the Collaboration Agreement for Janssen’s failure to deliver the Election to Proceed Notice prior to expiration of the Election Period, the Collaboration Agreement includes the following termination rights:

•

Either party may terminate the Collaboration Agreement for uncured material breach by the other party, provided that in the event of an uncured material breach by Janssen that solely pertains to one or more specific Products or one or more countries, the Company may terminate the Collaboration Agreement solely with respect to such specific Product(s) or country(ies), as applicable, to which such breach pertains.

•	Either party may terminate the Collaboration Agreement in the event the other party becomes subject to bankruptcy or similar insolvency proceedings.

•	Janssen may terminate this Agreement in its entirety or on a Product-by-Product basis by written notice to the Company due to a safety concern; and

•	Janssen may terminate the Collaboration Agreement for convenience as follows:

•

prior to the completion of all Research Plan activities and the Company’s delivery to Janssen of all Research Plan deliverables, upon 90 days’ written notice to the Company, provided that if any clinical trial under the Research Plan is ongoing at the time of such termination, such clinical trial will be completed in accordance with the terms of the Collaboration Agreement;

•	after completion of the Phase 2 Study and before expiration of the Election Period, immediately upon written notice to the Company; or

•

after delivery of the Election to Proceed Notice, upon 90 days’ written notice to the Company, which termination may be of the Collaboration Agreement in its entirety or on a country-by-country or Product-by-Product basis.

The foregoing description of the Collaboration Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Collaboration Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 8.01 Other Events.

On April 5, 2021, the Company filed an Amendment No. 1 to Prospectus (the “Amendment”) amending the prospectus dated November 15, 2018 (File No. 333-228268) (the “Prospectus”) to increase the aggregate offering price of the shares of its common stock, par value $0.0001 per share (“Common Stock”), that may be offered by the Prospectus (the “ATM Shares”) and that may be sold pursuant to the Company’s Controlled Equity OfferingSM Sales Agreement, dated November 8, 2018, by and between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”) from an aggregate of $35.0 million to $70.0 million. As of March 31, 2021, the Company has sold 8,939,464 shares of Common Stock pursuant to the Sales Agreement with an aggregate offering price of approximately $25.9 million.

The ATM Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-228268), declared effective by the Securities and Exchange Commission on November 15, 2018 (the “Registration Statement”), and a prospectus, which consists of a base prospectus, dated November 15, 2018, the Prospectus and the Amendment. Sales of the ATM Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other existing trading market for the ATM Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company intends to use the net proceeds, if any, from the offering for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, personnel costs and capital expenditures.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: April 5, 2021	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)